                                                Filed Pursuant to Rule 424(b)(5)
                                                 Under Registration NO. 33-72966
SUPPLEMENT

(To Prospectus dated September 10, 1993 and Prospectus Supplement dated November 9, 1993)

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

 [LOGO OF THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. APPEARS HERE]

SELLER

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1993-59

PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN JULY 1997

VARIABLE RATE/1/ CLASS A-9 CERTIFICATES
/1/ ON THE CLASS A-9 NOTIONAL AMOUNT

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The Series 1993-59 Mortgage Pass-Through Certificates (the "Series 1993-59 Certificates") are the Series 1993-59 Certificates described in the accompanying Prospectus Supplement dated November 9, 1993 (the "Prospectus Supplement") and the accompanying Prospectus dated September 10, 1993 (the "Prospectus"). The Series 1993-59 Certificates consist of one class of senior certificates (the "Class A Certificates") and two classes of subordinated certificates (the "Class M Certificates" and the "Class B Certificates," respectively). The Class A Certificates consist of eleven subclasses (each a "Subclass") of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates. The Class M and Class B Certificates are not divided into subclasses. Only the Class A-9 Certificates are being offered hereby. The Series 1993-59 Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") established by The Prudential Home Mortgage Securities Company, Inc. (the "Seller") and consisting of a pool of fixed interest rate, conventional, monthly pay, one- to four-family, residential first mortgage loans having original terms to stated maturity of either approximately five or seven years, with a substantial balloon payment due on the maturity date (the "Mortgage Loans"), together with certain related property. See "Description of the Mortgage Loans" herein and in the Prospectus Supplement. From the date of the initial issuance of the Series 1993-59 Certificates until May 7, 1996, the Mortgage Loans were serviced by The Prudential Home Mortgage Company, Inc. ("PHMC"). From May 7, 1996 until May 30, 1997, PHMC continued to be the servicer of the Mortgage Loans under the Pooling and Servicing Agreement, but the entity performing the actual servicing of the Mortgage Loans was Norwest Mortgage, Inc. ("Norwest Mortgage"). On May 30, 1997, the servicing of the Mortgage Loans under the Pooling and Servicing Agreement was sold to Glendale Federal Bank (in its capacity as servicer, the "Servicer," otherwise "Glendale"), and although, as of the date of this Supplement, Norwest Mortgage continues to subservice the Mortgage Loans, it is anticipated that as a result of the sale, Norwest Mortgage will cease to subservice the Mortgage Loans some months hereafter. See "Risk Factors--Recent Developments--Sale of the Servicing" herein.

PROSPECTIVE INVESTORS IN THE CLASS A-9 CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" HEREIN BEGINNING ON PAGE S1-3.

The credit enhancement for the Series 1993-59 Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all payments of balloon amounts, principal prepayments and other unscheduled receipts of principal to the Class A Certificates until their principal balance has been reduced to zero. See "Summary Information--Credit Enhancement" and "--Effects of Prepayments on Investment Expectations," "Description of the Certificates" and "Prepayment and Yield Considerations" in the Prospectus Supplement.

THE YIELD TO MATURITY OF THE CLASS A-9 CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH MAY BE PREPAID AT ANY TIME WITHOUT PENALTY. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, PARTICULARLY THOSE MORTGAGE LOANS WITH HIGHER RATES OF INTEREST, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND COULD RESULT IN THE FAILURE OF INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. See "Risk Factors--Yield Considerations" and "Sensitivity of the Pre-Tax Yield to Maturity and Weighted Average Life of the Class A-9 Certificates" herein and "Description of the Certificates--Principal (including Prepayments)" and "Prepayment and Yield Considerations" in the Prospectus Supplement and in the Prospectus.

                                                        (continued on next page)
                               -----------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

The Class A-9 Certificates will be purchased from the Seller by Salomon Brothers Inc (the "Underwriter"), and will be offered by the Underwriter and also by Lazard Freres & Co. LLC (the "Dealer") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller are expected to be approximately 1.23% of the Pool Scheduled Principal Balance as of the Distribution Date in July 1997 without giving effect to partial principal prepayments or partial liquidation proceeds received on or after the Determination Date in June 1997, plus accrued interest from June 1, 1997 to (but not including) June 20, 1997, before deducting expenses payable by the Seller estimated to be $75,000. See "Underwriting" herein.

The Class A-9 Certificates are offered by the Underwriter and the Dealer when, as and if delivered to and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A-9 Certificates will be available for delivery at the offices of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048 on or about June 20, 1997.

SALOMON BROTHERS INC                                     LAZARD FRERES & CO. LLC

The date of this Supplement is June 17, 1997.

(Continued from previous page)

The Class A-9 Certificates are generally not appropriate investments for individual investors.The Class A-9 Certificates are offered in the minimum denominations described herein under "Description of the Certificates." The Class A-9 Certificates are not to be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

There is currently no secondary market for the Class A-9 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-9 Certificates. The Underwriter intends to act as a market maker in the Class A-9 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell a Class A-9 Certificate at a price equal to or greater than the price at which such Certificate was purchased.

Distributions in respect of interest and of principal are made on the 25th day of each month or the next succeeding business day to the holders of record of the Class A-9 Certificates on the last business day of the preceding month, to the extent that their allocable portion of the Pool Distribution Amount (as defined in the Prospectus Supplement) is sufficient therefor. On each Distribution Date (as defined herein), to the extent funds are available therefor, the amount of interest distributed in respect of the Class A-9 Certificates will equal the interest accrued during the applicable Regular Interest Accrual Period. Interest will accrue during each Regular Interest Accrual Period on the Class A-9 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates (as defined herein) of the Mortgage Loans as of the first day of such period minus 5.75% on the Class A-9 Notional Amount (as defined herein), less any Non-Supported Interest Shortfall (as defined in the Prospectus Supplement) and the interest portion of certain other losses allocable to the Class A-9 Certificates as described in the Prospectus Supplement under "Description of the Certificates--Interest." The Class A Subclass Principal Balance of the Class A-9 Certificates as of the Determination Date in June 1997 is expected to be approximately $590. The Class A Subclass Principal Balance as of the Determination Date in July 1997 will be equal to such balance as of the Determination Date in June 1997 reduced by the amount of distributions or other reductions of principal on the Distribution Date in June 1997. Distributions in reduction of the principal balance of the Class A Certificates will be made monthly on each Distribution Date in an aggregate amount equal to the Class A Principal Distribution Amount (as defined in the Prospectus Supplement) to the extent funds are available therefor. Distributions in reduction of the principal balance of the Class A Certificates each month will be allocated among the Subclasses of Class A Certificates, including the Class A-9 Certificates, in the manner described in the Prospectus Supplement under "Description of the Certificates--Principal (including Prepayments)." Distributions to the Class A-9 Certificates will be made pro rata among Certificateholders of such Subclass.

This Supplement does not contain complete information regarding the Class A-9 Certificates and should be read only in conjunction with the Prospectus Supplement and the Prospectus. Sales of the Class A-9 Certificates may not be consummated unless the purchaser has received this Supplement, the Prospectus Supplement and the Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Prospectus Supplement or the Prospectus, as applicable.



                                      S1-2

                                    GENERAL

  The following is qualified in its entirety by reference to the detailed information appearing in the Prospectus Supplement and in the Prospectus, both of which should be read in conjunction with this Supplement. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings assigned in the Prospectus Supplement or in the Prospectus. See "Index of Significant Prospectus Supplement Definitions" in the Prospectus Supplement and "Index of Significant Definitions" in the Prospectus.

  The Series 1993-59 Certificates were issued on November 15, 1993. The Class A-9 Certificates were not offered to the public at the time of the issuance of the Series 1993-59 Certificates.

                                  RISK FACTORS

YIELD CONSIDERATIONS

  The yield to maturity of the Class A-9 Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate, particularly with respect to those Mortgage Loans with higher rates of interest. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional repurchase by the Seller of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Pooling and Servicing Agreement--Optional Termination" herein, "Description of the Mortgage Loans--Optional Repurchase of Defaulted Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" in the Prospectus Supplement and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In general, mortgagors may be expected to refinance mortgage loans with mortgage interest rates higher than the then-current mortgage interest rates on mortgage loans. The rate of prepayment of Balloon Loans may be affected by interest rates and other factors differently than mortgage loans generally.

  The yield to maturity on the Class A-9 Certificates may be affected by the geographic concentration of the mortgaged properties securing the Mortgage Loans. As of May 16, 1997, approximately 67.36% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties located in California. In recent periods, California, the New York metropolitan area, the mid-Atlantic region and several other regions in the United States have experienced significant declines in housing prices at varying times and adverse changes in economic conditions. In addition, California and several other regions have experienced natural disasters, including earthquakes, floods, wildfires and hurricanes, which may have damaged properties and otherwise adversely affected property values and therefore the ability of mortgagors to refinance and pay Balloon Amounts. Any deterioration in housing prices in California and the other states in which Mortgaged Properties are located, and any deterioration of economic conditions in states which adversely affects



                                      S1-3
the ability of borrowers to make payments on the Mortgage Loans or obtain refinancing, may increase the frequency of delinquencies and the likelihood and amount of losses on the Mortgage Loans. In addition, the failure by a mortgagor to have refinanced a Balloon Loan, particularly as the date on which the Balloon Amount is due approaches or when the spread between the mortgage interest rate on the Balloon Loan and the current market rate for new mortgage loans is relatively large, is likely to be indicative of some impediment to the ability to obtain refinancing, such as a decline in property value (including, without limitation, a decline due to property damage arising from the Earthquake or other natural disaster), an adverse change in the creditworthiness of the mortgagor or otherwise. To the extent that the mortgagor's inability to refinance is due to a decline in the value of the Mortgaged Property, it is more likely that losses will ensue if the Mortgage Loan is liquidated following the date on which the Balloon Amount is due. Losses of the type described in this paragraph, if they occur, may increase the likelihood of liquidations and prepayments which may have an adverse effect on the yield to maturity of the Class A-9 Certificates.

  AN INVESTOR THAT PURCHASES CLASS A-9 CERTIFICATES, WHICH ARE EXPECTED TO BE OFFERED AT A SUBSTANTIAL PREMIUM, SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD AND MAY RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

  For a more detailed discussion of prepayment and yield considerations with respect to the Class A-9 Certificates, see "Sensitivity of the Pre-Tax Yield to Maturity and Weighted Average Life of the Class A-9 Certificates" herein and "Prepayment and Yield Considerations" in the Prospectus Supplement.

DELINQUENT, FORECLOSED AND REO MORTGAGE LOANS

  As of May 16, 1997, the Trust Estate included certain Mortgage Loans with respect to which payments were past due more than 30 days, Mortgage Loans for which foreclosure proceedings have been instituted and REO Mortgage Loans. See "Description of the Mortgage Loans" herein.

RECENT DEVELOPMENTS

 Sale of the Servicing

  On May 7, 1996, Norwest Mortgage and certain affiliated companies acquired all of the mortgage origination, servicing and secondary marketing operations of PHMC, and Norwest Bank Minnesota, National Association ("Norwest Bank") acquired substantially all of the assets of PHMC Services Corporation (formerly known as Securitized Asset Services Corporation) and succeeded to substantially all of the obligations of PHMC Services Corporation (the "Asset Acquisition"). As a consequence of that transaction, PHMC effectively exited the mortgage loan origination and servicing business. PHMC retained its right to service the mortgage loans, including the Mortgage Loans, underlying mortgage pass-through certificates created by the Seller pursuant to various pooling and servicing agreements, including the Pooling and Servicing Agreement (the "Retained Servicing"), but announced its intention to sell such servicing as expeditiously as possible (such rights, duties and obligations under the Pooling and Servicing Agreement, the "Servicing").

  Under the Pooling and Servicing Agreement, the Servicer of the Mortgage Loans may assign its rights and delegate its duties and obligations, and be released from its duties and obligations, if (i) the purchaser or transferee is qualified to service mortgage loans for the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, is satisfactory to the Trustee in the reasonable exercise of its judgment and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, assuming the due and punctual performance



                                      S1-4
and observance of each covenant and condition to be performed by the Servicer under the Pooling and Servicing Agreement, and (ii) each Rating Agency's rating of the Certificates in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status as a result of such assignment, sale or transfer.

  The conditions of the Pooling and Servicing Agreement for assignment, sale and transfer of the Servicing by PHMC to Citicorp Mortgage, Inc. ("CMI") were met and, on May 30, 1997, PHMC sold to CMI, and CMI assumed, PHMC's rights, duties and obligations under the Pooling and Servicing Agreement. The Seller has been advised that such conditions were also met for the assignment, sale and transfer of the Servicing by CMI to Glendale and, on May 30, 1997, contemporaneously with its purchase of the Servicing from PHMC, CMI assigned, sold and transferred its rights, duties and obligations under the Pooling and Servicing Agreement to Glendale.

  Since May 7, 1996, the Mortgage Loans have been subserviced for PHMC by Norwest Mortgage pursuant to a subservicing agreement (the "Subservicing Agreement") among PHMC, The Prudential Insurance Company of America ("Prudential Insurance") and Norwest Mortgage under which Norwest Mortgage agreed to perform all of PHMC's duties and obligations as mortgage loan servicer under the Pooling and Servicing Agreement other than certain duties with respect to the administration and disposition of real estate acquired in foreclosure, which duties were performed for PHMC by Prudential Residential Services, Limited Partnership, an affiliate of PHMC, pursuant to a Servicing and Subservicing Asset Recovery Agreement (the "PRS Agreement"). On May 30, 1997, CMI assumed the rights, duties and obligations of PHMC under the Subservicing Agreement and the PRS Agreement with respect to the Mortgage Loans. PHMSC has been advised that the Mortgage Loans are expected to be subserviced by Norwest Mortgage pursuant to the Subservicing Agreement until at least September, 1997; however, there can be no assurance of the date on which Glendale will begin performing the direct servicing functions with respect to the Mortgage Loans nor that Glendale will service the Mortgage Loans in a manner identical to that of PHMC prior to May 7, 1996 or Norwest Mortgage from May 7, 1996 to the date of the transfer of the direct servicing function. The Mortgage Loans are required to be serviced in accordance with the Pooling and Servicing Agreement.

 Recent Litigation

  In January 1997, the Seller, PHMC and others were served with a complaint in a purported class action filed on November 18, 1996 in the Superior Court of New Jersey, Essex County Law Division. The Capitol Life Insurance Co. v. The Prudential Insurance Co. of America et al. Esx-L-13045-96. On March 26, 1997, PHMC and others filed a motion to dismiss the complaint for failure to state a claim on which relief can be granted. On June 2, 1997, an amended complaint was filed, and American Investors Life Insurance Company joined The Capitol Life Insurance Company as a named plaintiff in the action. As amended, the complaint asserts claims against the Seller, PHMC, certain of their present and former affiliates and certain former employees as well as Merrill Lynch & Co., Kidder, Peabody & Co., Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc for common law fraud, negligent misrepresentation, violations of the New Jersey RICO statute, violations of the New Jersey securities statute and negligence arising out of the plaintiffs' purchase of Prudential Home Thirty-Year Mortgage Trust 1992-A, Subordinated Mortgage Securities, Series 1992-A (the "Securities") and seeks compensatory and punitive damages and injunctive relief. PHMC originated or acquired the mortgage loans in the underlying trust funds for the Securities and serviced the mortgage loans until May 7, 1996. The complaint alleges that the defendants misrepresented and concealed material facts relating to the quality and likely performance of the Securities, including among other things the selection of assets underlying the Securities, financial models and projections used, default and loss experience, sufficiency of credit support, loan-to-value ratios, quality of the underwriting standards, ability to affect the existence, timing, amount and reporting of defaults and losses, and payment terms. PHMC, the



                                      S1-5

Seller and affiliated defendants are vigorously defending the lawsuit. The case is at a preliminary stage, and PHMC is not now in a position to predict the outcome or effect of the litigation.

                             ADDITIONAL INFORMATION

  Norwest Mortgage currently offers by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding series of mortgage certificates issued by trusts formed by the Seller, including the Series 1993-59 Certificates. The Detailed Information reflects payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and identifies various characteristics of the mortgage loans. Among the subscribers of the Detailed Information are a number of major investments brokerage firms as well as financial information service firms. Some of such firms, including certain investments brokerage firms as well as Bloomberg L.P. through the "The Bloomberg(R)" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport(R)" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, PHMC, the Servicer and any affiliates thereof and Norwest Mortgage take no responsibility for the actions of such firms in processing, analyzing or disseminating such information.

                        DESCRIPTION OF THE CERTIFICATES

  The Class A-9 Certificates will be offered in fully registered, certificated form in minimum denominations of $87,588,000 initial Class A-9 Notional Amount and integral multiples of $1 initial Class A-9 Notional Amount in excess thereof, except that one Certificate may be issued in any denomination in excess of $87,588,000 initial Class A-9 Notional Amount. The Class A Subclass Principal Balance of the Class A-9 Certificates as of the Determination Date in June 1997 is expected to be approximately $590. The Class A Subclass Principal Balance as of the Determination Date in July 1997 will be equal to such balance as of the Determination Date in June 1997 reduced by the amount of distributions or other reductions of principal on the Distribution Date in June 1997.

  Distributions of interest and in reduction of principal balance to holders of Class A-9 Certificates will be made monthly, to the extent of such Subclass's entitlement thereto, and to the extent funds are available therefor, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in July 1997.

  Distributions (other than the final distribution in retirement of the Class A-9 Certificates, as described in the Prospectus Supplement) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of Class A-9 Certificates evidencing at least a 25% Percentage Interest, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Servicer, or the paying agent acting on behalf of the Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date.

  The Class A-9 Certificates will be entitled to a distribution in respect of interest accrued during each Regular Interest Accrual Period in an amount up to such Subclass's Class A Subclass Interest Accrual Amount. The Class A Subclass Interest Accrual Amount for the Class A-9 Certificates will equal the product of (i) 1/12th of the difference between (a) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Scheduled Principal Balances of the Mortgage Loans as of such Distribution Date) and (b) 5.75% and
(ii) the Class A-9 Notional Amount.




                                      S1-6

  The Class A Subclass Interest Accrual Amount for the Class A-9 Certificates will be reduced by the portion of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass as described under "Description of the Certificates--Interest" in the Prospectus Supplement.

  The "Net Mortgage Interest Rate" on each Mortgage Loan is equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related Mortgage Note minus the Servicing Fee rate of 0.20% per annum. See "Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus Supplement.

  The "Class A-9 Notional Amount" with respect to each Distribution Date will be equal to the Pool Scheduled Principal Balance, as defined under "Description of the Certificates--Principal (Including Prepayments)" in the Prospectus Supplement, as of such Distribution Date. The Class A-9 Notional Amount with respect to the Distribution Date in May 1997 was approximately $107,253,708. The Class A-9 Notional Amount with respect to the Distribution Date in July 1997 will be equal to the Class A-9 Notional Amount with respect to the Distribution Date in May 1997, less the difference between the Pool Scheduled Principal Balance with respect to the Distribution Date in May 1997 and the Pool Scheduled Principal Balance with respect to the Distribution Date in July 1997. The scheduled principal payments for June 1997, principal prepayments in full occurring in May 1997 and partial principal prepayments and partial liquidation proceeds received in May and June 1997 will reduce the Class A-9 Notional Amount with respect to the Distribution Date in July 1997. A notional amount does not entitle a holder to receive distributions of principal on the basis of such notional amount, but is solely used for the purpose of computing the amount of interest accrued on a subclass. The initial Class A-9 Notional Amount was approximately $175,176,514.

  The aggregate amount available for distribution on each Distribution Date will be the Pool Distribution Amount. The Pool Distribution Amount will be allocated among the Classes of Series 1993-59 Certificates as set forth in "Description of the Certificates" in the Prospectus Supplement.

  The Prospectus Supplement and the Prospectus contain significant additional information concerning the characteristics of the Class A-9 Certificates. Investors are urged to read "Description of the Certificates" in the Prospectus Supplement and in the Prospectus.

                       DESCRIPTION OF THE MORTGAGE LOANS

  Information with respect to the expected characteristics of the Mortgage Loans as of November 1, 1993 is set forth in the Prospectus Supplement, which contains substantial information relating to mortgage loans generally. Investors are urged to read "Description of the Mortgage Loans" in the Prospectus Supplement, such information being modified as set forth herein.

  As of May 16, 1997, the Mortgage Loans in the Trust Estate consisted of fixed interest rate, conventional, monthly pay, one- to four-family, residential first mortgage loans originated or acquired by PHMC for its own account or for the account of an affiliate having original terms to stated maturity of either approximately five to seven years, with a substantial balloon payment due on the maturity date. The "Unpaid Principal Balance" of a Mortgage Loan as of May 16, 1997 is its unpaid principal balance as of such date assuming no delinquencies and no prepayments in full between May 1, 1997 and May 16, 1997. As of May 16, 1997, the Mortgage Loans included 364 promissory notes, having an aggregate Unpaid Principal Balance (the "Aggregate Unpaid Principal Balance") of approximately $107,253,708, secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). It is expected that one Mortgage Loan representing approximately 0.12% of the Aggregate Unpaid Principal Balance of the Mortgage Loans will be repurchased before June 30,



                                      S1-7

1997 for breach of representation or warranty under the Pooling and Servicing Agreement. This repurchase will reduce the Class A-9 Notional Amount with respect to the Distribution Date in August 1997. The Mortgage Loans have the additional characteristics described below and, except as modified herein, in the Prospectus Supplement.

  As of May 16, 1997, 139 of the Mortgage Loans representing approximately 37.52% of the Aggregate Unpaid Principal Balance of the Mortgage Loans had original terms to stated maturity of approximately five years and 225 of the Mortgage Loans representing approximately 62.48% of the Aggregate Unpaid Principal Balance of the Mortgage Loans had original terms to stated maturity of approximately seven years. However, in each case, the Mortgage Loans provide for level monthly payments of principal and interest based on a 30-year amortization schedule. Based on such amortization schedule, a substantial principal payment will be due on each Mortgage Loan on its stated maturity date. The full outstanding principal balance due and payable on any Mortgage Loan's stated maturity date (other than the portion thereof, if any, attributable to the delinquency of payments due prior to the stated maturity date, and before taking into account the effect of any bankruptcy or similar proceeding) is referred to herein as a "Balloon Amount." Each of the Mortgage Loans provides for the accrual of interest on any unpaid portion of its Balloon Amount which is not paid in full on the stated maturity date of such Mortgage Loan.

  No Mortgage Loan is a Buy-Down Loan. See "The Trust Estates--Mortgage Loans" in the Prospectus.

  Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--"Due-on-Sale' Clause," and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

  As of May 16, 1997, 42 of the Mortgage Loans, representing approximately 11.92% of the Aggregate Unpaid Principal Balance of the Mortgage Loans, were Mortgage Loans originated in connection with the relocation of employees of various corporate employers that participated in PHMC's relocation program and of employees of various non-participant employers ("Relocation Mortgage Loans").

  A small number of the Mortgage Loans may be Subsidy Loans. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

  As of May 16, 1997, each Mortgage Loan had an Unpaid Principal Balance of not less than $54,207 or more than $865,006, and the average Unpaid Principal Balance of the Mortgage Loans was approximately $294,653. The latest stated maturity date of any of the Mortgage Loans was January 1, 2002; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, all of the Mortgaged Properties were owner occupied primary residences. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.




                                      S1-8

                            MORTGAGE INTEREST RATES


                                                                 PERCENTAGE OF
                                   NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
MORTGAGE INTEREST RATE               LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------             --------- ----------------- -----------------
6.000%............................     25     $  7,581,851.37         7.07%
6.125%............................     21        6,114,592.25         5.70
6.250%............................     18        5,023,170.44         4.68
6.375%............................     25        7,343,328.68         6.85
6.500%............................     35       10,532,228.54         9.82
6.625%............................     39       11,040,028.67        10.29
6.750%............................     54       15,169,100.09        14.14
6.875%............................     46       12,599,915.15        11.75
7.000%............................     43       13,173,096.27        12.28
7.125%............................     15        4,803,586.21         4.48
7.250%............................     24        7,332,105.32         6.84
7.375%............................     13        4,221,946.85         3.94
7.500%............................      5        1,995,381.17         1.86
7.625%............................      1          323,377.47         0.30
                                      ---     ---------------       ------
    Total.........................    364     $107,253,708.48       100.00%
                                      ===     ===============       ======

  As of May 16, 1997, the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 6.712% per annum. The Net Mortgage Interest Rate of each Mortgage Loan is equal to the Mortgage Interest Rate of such Mortgage Loan minus the Servicing Fee rate of 0.20% per annum. As of May 16, 1997, the weighted average Net Mortgage Interest Rate of the Mortgage Loans was approximately 6.512% per annum.



                                      S1-9

          REMAINING MONTHS TO STATED MATURITY AND BALLOON AMOUNTS DUE

                                   MORTGAGE                     PERCENTAGE OF
REMAINING STATED         NUMBER OF INTEREST AGGREGATE UNPAID  AGGREGATE UNPAID  BALLOON AMOUNTS
TERM (MONTHS)              LOANS     RATE   PRINCIPAL BALANCE PRINCIPAL BALANCE DUE AT MATURITY
----------------         --------- -------- ----------------- ----------------- ---------------
  4.....................      3     6.037%   $    700,255.88         0.65%      $    698,291.71
  5.....................      6     6.080       1,946,713.14         1.82          1,938,521.55
  6.....................      1     6.000         417,051.66         0.39            414,717.62
  7.....................      1     6.000         295,004.73         0.28            292,916.12
  8.....................      1     6.125         251,024.28         0.23            248,973.81
 11.....................      2     6.070         708,428.82         0.66            689,136.12
 12.....................      5     6.234       1,605,164.60         1.50          1,583,601.52
 13.....................      5     6.604       1,293,511.41         1.21          1,275,885.35
 14.....................     10     6.502       3,508,118.11         3.27          3,455,113.65
 15.....................     17     6.636       4,641,905.58         4.33          4,543,730.78
 16.....................     46     6.540      12,982,287.56        12.10         12,658,662.28
 17.....................     36     6.351      10,412,857.36         9.71         10,152,833.61
 18.....................      4     6.384       1,149,663.63         1.07          1,125,146.06
 26.....................      1     6.250         198,750.09         0.19            192,804.31
 34.....................      1     7.500         256,926.06         0.24            229,984.62
 36.....................      5     7.030       1,720,840.78         1.60          1,645,381.60
 37.....................      2     7.000         432,684.61         0.40            382,053.30
 38.....................      9     7.066       3,257,593.72         3.04          3,088,718.67
 39.....................     38     7.060      11,974,016.63        11.16         11,378,194.69
 40.....................     97     6.916      27,027,378.65        25.20         25,569,745.50
 41.....................     60     6.665      17,989,300.08        16.77         16,893,424.12
 42.....................     12     6.780       4,076,110.33         3.80          3,837,860.18
 56.....................      1     7.000         277,561.82         0.26            260,039.35
297.....................      1(1)  7.375         130,558.95         0.12             (1)
                            ---              ---------------       ------       ---------------
  Total.................    364              $107,253,708.48       100.00%      $102,555,736.52
                            ===              ===============       ======       ===============

-------------------
(1) This Mortgage Loan converted to a fixed-interest rate, fully amortizing 30-year mortgage loan. It is expected to be repurchased from the Trust Estate in June 1997.

  As of May 16, 1997, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 31 months. The actual rate and timing of the payment of Balloon Amounts will depend upon a variety of factors, including whether and at what time the mortgagors will be able to obtain refinancings of the Mortgage Loans. See "Risk Factors--Yield Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus Supplement.

                              YEARS OF ORIGINATION

                                                                 PERCENTAGE OF
                                   NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
     YEAR OF ORIGINATION             LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
     -------------------           --------- ----------------- -----------------
     1992.........................     13     $  3,740,608.64         3.49%
     1993.........................    351      103,513,099.84        96.51
                                      ---     ---------------       ------
       Total......................    364     $107,253,708.48       100.00%
                                      ===     ===============       ======

  As of May 16, 1997, the earliest month and year of origination of any Mortgage Loan was January 1992 and the latest month and year of origination was October 1993.




                                     S1-10

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                              PERCENTAGE OF
     ORIGINAL LOAN-TO-          NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
     VALUE RATIO                  LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
     -----------------          --------- ----------------- -----------------
     50.0% or less.............     36     $  9,721,092.16         9.06%
     50.1-55.0%................     13        3,991,928.13         3.72
     55.1-60.0%................     13        4,233,848.92         3.95
     60.1-65.0%................     19        5,573,400.10         5.20
     65.1-70.0%................     57       19,897,872.94        18.55
     70.1-75.0%................     84       24,991,389.64        23.30
     75.1-80.0%................    142       38,844,176.59        36.22
                                   ---     ---------------       ------
       Total...................    364     $107,253,708.48       100.00%
                                   ===     ===============       ======

  As of May 16, 1997, the minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans were 14.2% and 80.0%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 69.5%. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser in connection with the origination of the Mortgage Loan and (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that the values determined by the appraisers as of the dates of appraisal represent the prices at which the related Mortgaged Properties can be sold, either as of the dates of appraisal or at foreclosure. Further, there can be no assurance that the Loan-to-Value Ratio at origination of any Mortgage Loan is representative of the ratio of the Unpaid Principal Balance of such Mortgage Loan to the value of the related Mortgaged Property as of the date hereof. The Seller has taken no action to establish the current value of any Mortgaged Property. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                               PERCENTAGE OF
                                 NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
     DOCUMENTATION LEVEL           LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
     -------------------         --------- ----------------- -----------------
     Full Documentation.........    268     $ 77,061,556.13        71.85%
     Asset & Income
      Verification..............      0                0.00         0.00
     Asset & Mortgage
      Verification..............     65       20,118,812.95        18.76
     Income & Mortgage
      Verification..............      2          523,588.21         0.49
     Asset Verification.........     10        3,935,364.52         3.67
     Income Verification........      0                0.00         0.00
     Mortgage Verification......     18        5,560,179.55         5.18
     Preferred Processing.......      1           54,207.12         0.05
                                    ---     ---------------       ------
       Total....................    364     $107,253,708.48       100.00%
                                    ===     ===============       ======




                                     S1-11

  Documentation levels, and the degree of review and evaluation of such documents, vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset, income nor mortgage verifications were obtained. In most instances, a verification of the borrower's employment was obtained. However, for all of the Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                  PERCENTAGE OF
 OIGINAL MORTGAGE LOANR             NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
  PRINCIPAL BALANCE                   LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------              --------- ----------------- -----------------
  Less than or equal to $200,000...      2     $    250,339.91         0.23%
  $200,001-$250,000................    104       22,033,645.90        20.54
  $250,001-$300,000................    105       27,236,245.00        25.40
  $300,001-$350,000................     56       16,061,801.22        14.98
  $350,001-$400,000................     32       10,670,847.40         9.95
  $400,001-$450,000................     22        8,694,344.76         8.11
  $450,001-$500,000................     19        8,778,253.12         8.18
  $500,001-$550,000................      8        4,026,829.92         3.75
  $550,001-$600,000................     11        6,080,457.96         5.67
  $600,001-$650,000................      1          622,191.64         0.58
  $650,001-$700,000................      1          667,766.61         0.62
  $700,001-$750,000................      0                0.00         0.00
  $750,001-$800,000................      1          438,066.77         0.41
  $800,001-$850,000................      0                0.00         0.00
  $850,001-$900,000................      2        1,692,918.27         1.58
  $900,001-$950,000................      0                0.00         0.00
  $950,001-$1,000,000..............      0                0.00         0.00
                                       ---     ---------------       ------
    Total..........................    364     $107,253,708.48       100.00%
                                       ===     ===============       ======

  As of May 16, 1997, the average Unpaid Principal Balance of the Mortgage Loans was approximately $294,653. As of May 16, 1997, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $600,000 were approximately 63.5% and 69.1%, respectively. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                              MORTGAGED PROPERTIES

                                                                PERCENTAGE OF
                                  NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
PROPERTY                            LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
--------                          --------- ----------------- -----------------
Single-family detached...........    344     $101,746,374.41        94.87%
Two- to four-family units........      0                0.00         0.00
Condominiums.....................     19        5,148,274.06         4.80
Townhouses.......................      1          359,060.01         0.33
Planned Unit Developments........      0                0.00         0.00
Cooperative units................      0                0.00         0.00
                                     ---     ---------------       ------
  Total..........................    364     $107,253,708.48       100.00%
                                     ===     ===============       ======



                                     S1-12

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                                   NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
GEOGRAPHIC AREA                      LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------                    --------- ----------------- -----------------
Alabama...........................      1     $    209,705.50         0.20%
Arizona...........................      2          660,963.60         0.62
California........................    242       72,281,156.87        67.36
Colorado..........................      6        1,518,992.08         1.42
Connecticut.......................      5        1,486,418.62         1.39
District of Columbia..............      3          923,322.20         0.86
Florida...........................      7        2,047,181.22         1.91
Georgia...........................      5        2,142,642.22         2.00
Hawaii............................      1          566,632.87         0.53
Illinois..........................     14        3,548,912.69         3.31
Indiana...........................      1          210,115.20         0.20
Maryland..........................     16        4,334,451.60         4.04
Massachusetts.....................      1          130,558.95         0.12
Michigan..........................      7        1,713,974.63         1.60
Minnesota.........................      3          965,869.29         0.90
Nevada............................      1          253,859.99         0.24
New Jersey........................     12        3,655,502.55         3.41
New York..........................      4        1,132,906.73         1.06
North Carolina....................      3          817,536.36         0.76
Ohio..............................      2          435,932.75         0.41
Oregon............................      1          243,348.70         0.23
Pennsylvania......................      2          560,665.75         0.52
Tennessee.........................      2          543,629.16         0.51
Texas.............................      6        1,999,872.99         1.86
Virginia..........................      9        2,539,097.33         2.37
Washington........................      8        2,330,458.63         2.17
                                      ---     ---------------       ------
  Total...........................    364     $107,253,708.48       100.00%
                                      ===     ===============       ======

  As of May 16, 1997, no more than approximately 1.87% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties located in any one five digit zip code.

                         ORIGINATORS OF MORTGAGE LOANS

                                                                 PERCENTAGE OF
                                   NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
ORIGINATOR                           LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
----------                         --------- ----------------- -----------------
PHMC or Affiliate.................     77     $ 23,189,281.60        21.62%
Other Originators.................    287       84,064,426.88        78.38
                                      ---     ---------------       ------
  Total...........................    364     $107,253,708.48       100.00%
                                      ===     ===============       ======




                                     S1-13

                           PURPOSE OF MORTGAGE LOANS

                                                                PERCENTAGE OF
                                  NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
LOAN PURPOSE                        LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
------------                      --------- ----------------- -----------------
Purchase.........................    112     $ 32,481,742.90        30.29%
Rate/term refinance..............    181       52,805,846.30        49.23
Equity take out refinance........     71       21,966,119.28        20.48
                                     ---     ---------------       ------
  Total..........................    364     $107,253,708.48       100.00%
                                     ===     ===============       ======

  In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The PHMC Mortgage Loan Underwriting" in the Prospectus.

                               DELINQUENCY STATUS

                                                              PERCENTAGE OF
                         NUMBER OF ACTUAL AGGREGATE UNPAID   AGGREGATE UNPAID
STATUS                   LOANS(1)   PRINCIPAL BALANCE(1)   PRINCIPAL BALANCE(2)
------                   --------- ----------------------- --------------------
30 to 59 days...........      0         $        0.00              0.00%
60 to 89 days...........      0                  0.00              0.00
90 days or more.........      1            216,578.29              0.20
Loans in Foreclosure....      2            467,758.41              0.44
REO Mortgage Loans......      2            691,313.72              0.64
                            ---         -------------              ----
    Total...............      5         $1,375,650.42              1.28%
                            ===         =============              ====

-------------------
(1) Reflects the number of delinquent Mortgage Loans and the actual unpaid principal balances of such Mortgage Loans based on information available to Norwest Mortgage, as subservicer, as of May 16, 1997.
(2) As of May 16, 1997.

The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No Mortgage Loan is considered delinquent for these purposes until one month has passed since its contractual due date.

  On January 17, 1994, southern California experienced an earthquake (the "Earthquake"). Certain of the underlying Mortgaged Properties sustained damage, which may have been substantial, as a result of the Earthquake. In addition, certain mortgagors experienced interruptions or reductions in their incomes as a result of the Earthquake. As a result of damage to the Mortgaged Property or the interruption or reduction of income of the mortgagor because of the Earthquake, PHMC, as servicer entered into modification agreements with certain mortgagors extending the terms of the related mortgage notes by up to 12 months. Modification agreements resulting from damage to the Mortgaged Property or the interruption or reduction of income of the mortgagor have been entered into with respect to two Mortgage Loans having an aggregate Unpaid Principal Balance of approximately $476,312 and representing approximately 0.44% of the Aggregate Unpaid Principal Balance of the Mortgage Loans. The modification agreements were not conditioned on the repair of damaged property. In connection with PHMC's entering into the modification agreements and in connection with the foreclosure of certain delinquent Mortgage Loans, PHMC obtained through one of several sources, certain materials that described the condition of the Mortgaged Properties at that time. Such materials



                                     S1-14
were not current appraisals of the Mortgaged Properties and may not be indicative of the actual extent of the damage sustained.

  Neither the Seller, PHMC, the Servicer nor Norwest Mortgage has undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in a region affected by a natural disaster has not occurred.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

  The following tables set forth certain information concerning recent delinquency, foreclosure and loan loss experience, (i) on the conventional mortgage loans included in various mortgage pools underlying all series of the Seller's mortgage pass-through certificates and other mortgage loans owned by third parties (the "Program Loans"), (ii) on the Program Loans which are fixed interest rate mortgage loans (the "Fixed Program Loans"), including in both clause (i) and this clause (ii) Relocation Mortgage Loans, (iii) on the Fixed Program Loans, other than Relocation Mortgage Loans (the "Fixed Non-Relocation Program Loans") and (iv) on the Program Loans that are Balloon Loans (the "Balloon Program Loans"). See "Description of the Mortgage Loans" in the Prospectus Supplement and PHMC--General" and "--Mortgage Loan Underwriting" and "Servicing of the Mortgage Loans" in the Prospectus. The delinquency, foreclosure and loan loss experience represents the experience of PHMC and The Prudential Mortgage Capital Company, Inc., an affiliate of PHMC which serviced the Program Loans prior to June 30, 1989. There can be no assurance that the delinquency, foreclosure and loan loss experience set forth with respect to PHMC's total servicing portfolio of Program Loans, which includes both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Relocation Mortgage Loans and non-relocation mortgage loans, and PHMC's servicing portfolios of Fixed Program Loans and Fixed Non-Relocation Program Loans, each of which includes loans having a variety of payment characteristics such as Subsidy Loans and Balloon Loans will be representative of the results that have been or may be experienced with respect to the Mortgage Loans.

  Historically, Relocation Mortgage Loans have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the portfolios of total Program Loans, Fixed Program Loans and Fixed Non-Relocation Program Loans. There can be no assurance that the future experience on the Mortgage Loans, all of which are Balloon Loans and approximately 11.92% (by Aggregate Unpaid Principal Balance) are Relocation Mortgage Loans, will be comparable to that of the total Program Loans, the Fixed Program Loans, the Fixed Non-Relocation Program Loans or the Balloon Program Loans.

  The following tables reflect rapid growth during certain periods in PHMC's mortgage loan servicing portfolio as a result of the substantially higher volume of new loan originations and acquisitions of mortgage loans which were originated at or shortly prior to the acquisition thereof. Delinquencies, foreclosures and loan losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans which were serviced by PHMC prior to the Asset Acquisition have been originated recently, the current level of delinquencies, foreclosures and loan losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, because PHMC ceased the mortgage loan origination and acquisition business subsequent to the Asset Acquisition, the levels of delinquencies, foreclosures and loan losses as percentages of PHMC's Retained Servicing portfolio prior to the Asset Acquisition could rise significantly above the rates indicated in the following tables.

  There can be no assurance that the future delinquency, foreclosure and loan loss experience on the Mortgage Loans will be comparable to that experienced to date. See "Risk Factors--Recent Developments--Sale of the Servicing" herein.



                                     S1-15

                              TOTAL PROGRAM LOANS

                                 AS OF                      AS OF                      AS OF
                           DECEMBER 31, 1995          DECEMBER 31, 1996           MARCH 31, 1997
                          --------------------  ------------------------------  --------------------
                          BY NO.    BY DOLLAR                    BY DOLLAR      BY NO.    BY DOLLAR
                            OF       AMOUNT        BY NO.          AMOUNT         OF       AMOUNT
                           LOANS    OF LOANS      OF LOANS        OF LOANS       LOANS    OF LOANS
                          -------  -----------  ------------- ----------------  -------  -----------
                                              (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of
 Program Loans..........  147,478  $36,537,000       134,499       $32,515,000  131,297  $31,512,000
                          =======  ===========  ============  ================  =======  ===========
Period of Delinquency(1)
  30 to 59 days.........    1,502  $   359,137         1,532  $        354,102    1,492  $   336,507
  60 to 89 days.........      310       75,162           307            72,637      313       73,885
  90 days or more.......      277       77,103           361            93,783      352       95,245
                          -------  -----------  ------------  ----------------  -------  -----------
Total Delinquent Loans..    2,089  $   511,402         2,200  $        520,522    2,157  $   505,637
                          =======  ===========  ============  ================  =======  ===========
Percent of Portfolio....     1.42%        1.40%         1.64%             1.60%    1.64%        1.60%
                                 AS OF                      AS OF                      AS OF
                           DECEMBER 31, 1995          DECEMBER 31, 1996           MARCH 31, 1997
                          --------------------  ------------------------------  --------------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).........       $346,096                   $295,307                   $271,655
Foreclosure Ratio(3)....           0.95%                      0.91%                      0.86%
                                 AS OF                      AS OF               THREE MONTHS ENDED
                           DECEMBER 31, 1995          DECEMBER 31, 1996           MARCH 31, 1997
                          --------------------  ------------------------------  --------------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)......       $(150,948)                 $(112,925)                 $(29,713)
Net Gain Loss Ratio(5)..           (0.41)%                    (0.35)%                   (0.09)%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.
(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.



                                     S1-16

                              FIXED PROGRAM LOANS

                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        MARCH 31, 1997
                          ---------------------  ---------------------  ---------------------
                                     BY DOLLAR              BY DOLLAR              BY DOLLAR
                           BY NO.     AMOUNT      BY NO.     AMOUNT      BY NO.     AMOUNT
                          OF LOANS   OF LOANS    OF LOANS   OF LOANS    OF LOANS   OF LOANS
                          --------  -----------  --------  -----------  --------  -----------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of Fixed
 Program Loans..........  119,734   $29,152,000  113,528   $27,083,000  111,581   $26,442,000
                          =======   ===========  =======   ===========  =======   ===========
Period of Delinquency(1)
  30 to 59 days.........    1,073   $   241,975    1,116   $   243,152    1,118   $   242,086
  60 to 89 days.........      200        44,225      215        46,517      218        46,815
  90 days or more.......      171        46,094      218        55,706      232        59,603
                          -------   -----------  -------   -----------  -------   -----------
Total Delinquent Loans..    1,444   $   332,294    1,549   $   345,375    1,568   $   348,504
                          =======   ===========  =======   ===========  =======   ===========
Percent of Fixed Program
 Loan Portfolio.........     1.21%         1.14%    1.36%         1.28%    1.41%         1.32%
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        MARCH 31, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).........        $186,359               $161,724               $145,349
Foreclosure Ratio(3)....            0.64%                  0.60%                  0.55%
                                 AS OF                  AS OF            THREE MONTHS ENDED
                           DECEMBER 31, 1995      DECEMBER 31, 1996        MARCH 31, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)......       $(115,100)              $(80,788)              $(19,632)
Net Gain (Loss)
 Ratio(5)...............           (0.39)%                (0.30)%                (0.07)%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.
(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.



                                     S1-17

                       FIXED NON-RELOCATION PROGRAM LOANS

                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        MARCH 31, 1997
                          ---------------------  ---------------------  ---------------------
                                     BY DOLLAR              BY DOLLAR              BY DOLLAR
                           BY NO.     AMOUNT      BY NO.     AMOUNT      BY NO.     AMOUNT
                          OF LOANS   OF LOANS    OF LOANS   OF LOANS    OF LOANS   OF LOANS
                          --------  -----------  --------  -----------  --------  -----------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of Fixed
 Non-Relocation Program
 Loans..................  112,145   $27,137,000  103,736   $24,438,000  102,053   $23,880,000
                          =======   ===========  =======   ===========  =======   ===========
Period of Delinquency(1)
  30 to 59 days.........    1,029   $   231,426    1,065   $   229,462    1,070   $   230,856
  60 to 89 days.........      197        43,488      209        45,044      210        44,578
  90 days or more.......      167        44,974      213        54,415      224        57,373
                          -------   -----------  -------   -----------  -------   -----------
Total Delinquent Loans..    1,393   $   319,888    1,487   $   328,921    1,504   $   332,807
                          =======   ===========  =======   ===========  =======   ===========
Percent of Fixed Non-
 Relocation Program Loan
 Portfolio..............     1.24%         1.18%    1.43%         1.35%    1.47%         1.39%
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        MARCH 31, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).........        $183,856               $158,267               $142,492
Foreclosure Ratio(3)....            0.68%                  0.65%                  0.60%
                               YEAR ENDED             YEAR ENDED         THREE MONTHS ENDED
                           DECEMBER 31, 1995      DECEMBER 31, 1996        MARCH 31, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)......       $(114,306)              $(78,502)              $(19,558)
Net Gain (Loss)
 Ratio(5)...............           (0.42)%                (0.32)%                (0.08)%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.
(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.



                                     S1-18

                             BALLOON PROGRAM LOANS

                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1995    DECEMBER 31, 1996     MARCH 31, 1997
                          -------------------  -------------------  -------------------
                                   BY DOLLAR            BY DOLLAR            BY DOLLAR
                           BY NO.    AMOUNT     BY NO.    AMOUNT     BY NO.    AMOUNT
                          OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                          -------- ----------  -------- ----------  -------- ----------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of
 Balloon Program Loans..   7,536   $2,269,000   6,146   $1,820,000   5,783   $1,706,000
                           =====   ==========   =====   ==========   =====   ==========
Period of Delinquency(1)
  30 to 59 days.........      75   $   22,629      92   $   28,465      74   $   23,132
  60 to 89 days.........      30        9,671      22        7,813      12        3,619
  90 days or more.......      37       11,593      30        8,425      28        8,647
                           -----   ----------   -----   ----------   -----   ----------
Total Delinquent Loans..     142   $   43,893     144   $   44,703     114   $   35,398
                           =====   ==========   =====   ==========   =====   ==========
Percent of Balloon
 Program Loan
 Portfolio..............    1.88%        1.93%   2.34%        2.46%   1.97%        2.07%
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1995    DECEMBER 31, 1996     MARCH 31, 1997
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).........        $53,457              $44,325              $44,425
Foreclosure Ratio(3)....           2.36%                2.44%                2.60%
                              YEAR ENDED           YEAR ENDED       THREE MONTHS ENDED
                           DECEMBER 31, 1995    DECEMBER 31, 1996     MARCH 31, 1997
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)......       $(27,015)            $(22,146)            $(4,894)
Net Gain (Loss)
 Ratio(5)...............           (1.19)%              (1.22)%             (0.29)%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.
(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.



                                     S1-19

                             HISTORICAL PREPAYMENTS

  The prepayment model used in the Prospectus Supplement is the Standard Prepayment Assumption ("SPA"). See "Prepayment and Yield Considerations" in the Prospectus Supplement. An alternative model is a conditional (also known as a constant) prepayment rate ("CPR"). CPR represents a rate of payment of unscheduled principal on mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

  The Series 1993-59 Certificates were issued on November 15, 1993. Set forth below are the approximate prepayment rates as a percentage of CPR as of the Distribution Dates occurring in the indicated months.

                          HISTORICAL PREPAYMENT RATES

                                                                  PERCENTAGE
MONTH                                                               OF CPR
-----                                                             ----------
December 1993....................................................   11.81%
January 1994.....................................................   11.46%
February 1994....................................................    6.93%
March 1994.......................................................    1.18%
April 1994.......................................................   12.74%
May 1994.........................................................    7.26%
June 1994........................................................    5.84%
July 1994........................................................    0.89%
August 1994......................................................   12.93%
September 1994...................................................    7.38%
October 1994.....................................................    6.84%
November 1994....................................................   12.23%
December 1994....................................................    7.38%
January 1995.....................................................    7.24%
February 1995....................................................    9.63%
March 1995.......................................................    2.58%
April 1995.......................................................    9.39%
May 1995.........................................................   10.16%
June 1995........................................................    5.11%
July 1995........................................................    9.27%
August 1995......................................................   13.06%
September 1995...................................................   27.59%
October 1995.....................................................    3.46%
November 1995....................................................   13.80%
December 1995....................................................   11.50%
January 1996.....................................................   11.03%
February 1996....................................................   20.14%
March 1996.......................................................   14.39%
April 1996.......................................................    8.25%
May 1996.........................................................   19.94%
June 1996........................................................   15.87%
July 1996........................................................   15.65%
August 1996......................................................   26.51%
September 1996...................................................   19.62%
October 1996.....................................................    1.08%
November 1996....................................................    6.18%
December 1996....................................................   17.83%
January 1997.....................................................   11.06%
February 1997....................................................   13.63%
March 1997.......................................................   22.49%
April 1997.......................................................   16.29%
May 1997.........................................................   26.04%

  The prepayment rates described above were calculated based upon the weighted average Mortgage Interest Rate of the Mortgage Loans for the applicable month and an assumed weighted average remaining term to maturity for the Mortgage Loans equal to the weighted average remaining term to maturity at the date of the initial issuance of the Series 1993-59 Certificates with respect to December 1993, reduced by one-month for each month thereafter. The prepayment history of the Mortgage Loans underlying the Series 1993-59 Certificates cannot be relied upon as an indicator of the future rate of prepayments on the Mortgage Loans. Further, the rate of prepayment of a pool of mortgage loans during any period should be considered in light of the amount of time elapsed since the origination of such mortgage loans, the remaining terms to stated maturity of such mortgage loans and the absolute levels of, and changes in, prevailing market interest rates during such period. For a further discussion of the factors affecting the rate of prepayments on mortgage loans, see "Summary Information--Effects of Prepayments on Investment Expectations" and "Prepayment and Yield


                                     S1-20

Considerations" in the Prospectus Supplement. INVESTORS ARE URGED TO MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED IN DECIDING WHETHER TO PURCHASE A CLASS A-9 CERTIFICATE.

           SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY AND WEIGHTED
                   AVERAGE LIFE OF THE CLASS A-9 CERTIFICATES

  The Prospectus Supplement and the Prospectus contain important information concerning factors that will affect the yield and weighted average life of the Class A-9 Certificates. Investors are urged to read "Prepayment and Yield Considerations" in the Prospectus Supplement and the Prospectus particularly carefully.

  THE YIELD TO INVESTORS IN THE CLASS A-9 CERTIFICATES, WHICH ARE EXPECTED TO BE OFFERED AT A SUBSTANTIAL PREMIUM, WILL BE HIGHLY SENSITIVE TO BOTH THE TIMING OF RECEIPT AND THE OVERALL RATE OF PRINCIPAL PREPAYMENTS (FOR THIS PURPOSE, THE TERM "PREPAYMENT" INCLUDES FULL AND PARTIAL PREPAYMENTS BY MORTGAGORS, LIQUIDATIONS DUE TO DEFAULT, CASUALTY, CONDEMNATION AND THE LIKE, REPURCHASES DUE TO BREACH OF REPRESENTATIONS AND OPTIONAL PURCHASES) ON THE MORTGAGE LOANS, PARTICULARLY WITH RESPECT TO THOSE MORTGAGE LOANS WITH HIGHER RATES OF INTEREST, WHICH OVERALL RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR IN THE CLASS A-9 CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

  For purposes of the table set forth below, the weighted average life of a Class A-9 Certificate is the average amount of time that will elapse from June 20, 1997 until the Adjusted Unpaid Principal Balances of the Mortgage Loans are reduced to zero. The weighted average life of the Class A-9 Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization, payments at maturity, prepayments or liquidation proceeds.

  The following table has been prepared on the basis of the characteristics of the Mortgage Loans that are included in the Trust Estate as of May 16, 1997, as described above under "Description of the Mortgage Loans" adjusted to reflect calculated payments of principal on June 1, 1997 assuming a constant prepayment rate equal to 20% CPR for the month of May 1997. This adjustment has the effect of reducing the remaining terms to stated maturity of each Mortgage Loan by one month from the table shown on page S1-10. The Unpaid Principal Balances of the Mortgage Loans adjusted as described above are referred to herein as the "Adjusted Unpaid Principal Balances." The following table indicates the sensitivity to various rates of prepayment on the Mortgage Loans of the pre-tax yield to maturity, on a corporate bond equivalent ("CBE") basis, and of the weighted average life of the Class A-9 Certificates at various percentages of CPR. Such calculations are based on distributions made in accordance with "Description of the Certificates" herein and in the Prospectus Supplement, on the assumptions described in clauses (i) and (iii) of the second full paragraph on page S-61 of the Prospectus Supplement, and on the further assumptions that
(i) the Class A-9 Certificates will be purchased on June 20, 1997 for an aggregate purchase price equal to approximately $1,337,153 which includes accrued interest from June 1, 1997 to (but not including) June 20, 1997, (ii) distributions to holders of Class A-9 Certificates will be made on the 25th day of each month commencing in July 1997, (iii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in July 1997, (iv) principal prepayments on the Mortgage Loans will be received on the last day of each month commencing in June 1997 at the respective percentages of CPR set forth in the table and there are no Prepayment interest Shortfalls, (v) the Class A-9 Notional Amount applicable to the Distribution Date occuring in



                                     S1-21

July 1997 will be approximately $105,027,124, (vi) the Class A Subclass Principal Balance of the Class A-9 Certificates as of the Determination Date occurring in July 1997 will be approximately $576 and (vii) one Mortgage Loan which is expected to be repurchased from the Trust Estate in June 1997 as described under "Description of the Mortgage Loans" herein is a Balloon Loan, the Balloon Amount of which was paid on June 1, 1997.

     SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY AND WEIGHTED AVERAGE LIFE
                  OF THE CLASS A-9 CERTIFICATES TO PREPAYMENTS

                                        PERCENTAGES OF CPR
                              ----------------------------------------------
                               10%    15%    20%   25%   30%    31%     35%
                              -----  -----  -----  ----  ----  -----   -----
   Pre-Tax Yield to
    Maturity................. 25.76% 19.89% 13.82% 7.56% 1.06% (0.27)% (5.69)%
   Weighted Average Life
    (years)..................  2.11   1.96   1.82  1.69  1.56   1.54    1.45

  The pre-tax yields to maturity set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-9 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for the Class A-9 Certificates equal to approximately $1,337,153, which includes accrued interest from June 1, 1997 to (but not including) June 20, 1997, and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which an investor may be able to reinvest funds received by such investor as distributions on the Class A-9 Certificates and consequently does not purport to reflect the return on any investment in the Class A-9 Certificates when such reinvestment rates are considered.

  The weighted average lives of the Class A-9 Certificates set forth in the preceding table were determined by (i) multiplying the amount of net reduction of the Adjusted Unpaid Principal Balances of the Mortgage Loans by the number of years from June 20, 1997 to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of the Adjusted Unpaid Principal Balances of the Mortgage Loans referred to in clause
(i).

  The assumptions set forth above and reflected in the above table are for illustrative purposes only and vary considerably in terms of likelihood of occurrence on an individual basis, but the likelihood of all occurring is extremely remote. The Seller makes no representation with respect to the reasonableness of such assumptions or that the actual rates of prepayments will in any way correspond to any of the percentages of CPR assumed for purposes of the table. It is highly unlikely that the Mortgage Loans will prepay at any constant rate or combination of rates, or that all of the Mortgage Loans will prepay at the same rate. It is also unrealistic to assume that there will be no losses with respect to the Mortgage Loans. As a result of these factors, the pre-tax yield to maturity and weighted average life of the Class A-9 Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of CPR.

                        POOLING AND SERVICING AGREEMENT

OPTIONAL TERMINATION

  The Pooling and Servicing Agreement grants the Servicer the right, but does not require such Servicer, to purchase from the Trust Estate all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement if the aggregate principal balance of the Mortgage Loans at the time of purchase is less than 10% of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. However, the Servicer has agreed that for so long as the Seller's Subordinated Mortgage Certificate Backed Certificates, Series 1995-C, Class B1-1 (which certificates evidence an interest in a trust comprised of certain subordinated certificates, including the Class B Certificates) are outstanding,


                                     S1-22
without the consent of holders of 66 2/3% percentage interest of such Class B1-1 Certificates, the Servicer will not exercise such right unless the aggregate principal balance of the Mortgage Loans is equal to or less than 2% of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. See "Pooling and Servicing Agreement--Optional Termination" in the Prospectus Supplement.

REPRESENTATION AND WARRANTIES

  At the time of the initial issuance of the Series 1993-59 Certificates, the Seller made certain representations and warranties to the Trustee relating to the Mortgage Loans. Those representations and warranties were made of the date of such initial issuance, and are not made as of any date or with respect to any period after such issuance, or in connection with the sale of the Class A-9 Certificates. See "The Trust Estates--Mortgage Loans--Representations and Warranties" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Elections have been made to treat the Trust Estate as two REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, the Class M Certificates and the Class B Certificates are designated as the regular interests in the Upper-Tier REMIC and the Class A-R and Class A-LR Certificates are designated as the residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

  The Class A-9 Certificates are treated as "loans . . . secured by an interest in real property which is . . . residential real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

  The Class A-9 Certificates generally are treated as debt instruments originated on the date of original issuance of the Series 1993-59 Certificates for federal income tax purposes. Holders of the Class A-9 Certificates will be required to report income thereon in accordance with the accrual method of accounting. Final and temporary Treasury regulations regarding original issue discount (the "OID Regulations") were issued on February 2, 1994, indicating that either the OID Regulations or the Proposed OID Regulations (as defined and discussed in the Prospectus) may be relied upon as authority with respect to debt instruments issued on the date of original issuance of the Series 1993-59 Certificates. Although not free from doubt, the Seller believes that, under both the OID Regulations (as subsequently amended effective June 14, 1996) and the Proposed OID Regulations, the Class A-9 Certificates are considered to have been issued with original issue discount in an amount equal to the excess of all distributions of principal and interest expected to be received thereon over their issue price (including accrued interest). Any "negative" amounts of original issue discount on the Class A-9 Certificates attributable to rapid prepayments will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. The holder of a Class A-9 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. The Seller makes no representation as to the timing or amount of such losses, if any, or how any such losses will be reported to the holders. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount and "--Treatment of Losses" in the Prospectus. The adjusted issue price of a Class A-9 Certificate as of the date of purchase by an investor is its original issue price, plus original issue discount accrued since the date of original issuance of the Series 1993-59 Certificates, less distributions made, and losses, if any, incurred, on the Class A-9 Certificates since the date of original issuance of the Series 1993-59 Certificates. A purchase price for a Class A-9 Certificate that is less than or greater than the adjusted issue price of such Class A-9 Certificate will result in market discount or acquisition premium,



                                     S1-23
respectively, to the beneficial owner thereof, as discussed in the Prospectus under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" and "--Acquisition Premium."

  The Prepayment Assumption that is to be used in determining the rate of accrual of original issue discount is set forth in the Prospectus Supplement under "Federal Income Tax Considerations-- Regular Certificates." No representation is made as to the actual rate at which the Mortgage Loans will prepay.

  See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" in the Prospectus Supplement and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated as of June 17, 1997, and the terms agreement dated as of June 17, 1997 (together, the "Underwriting Agreement") among the Seller, Prudential Insurance and Salomon Brothers Inc, as underwriter (the "Underwriter"), the Class A-9 Certificates offered hereby are being purchased from the Seller by the Underwriter on or about June 20, 1997. The Underwriter is committed to purchase all of the Class A-9 Certificates offered hereby if any Class A-9 Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Class A-9 Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale and that Lazard Freres & Co. LLC (the "Dealer") also proposes to offer the Class A-9 Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Class A-9 Certificates are expected to be approximately 1.23% of the Pool Scheduled Principal Balance as of the Distribution Date in July 1997 without giving effect to partial principal prepayments or partial liquidation proceeds received on or after the Determination Date in June 1997, plus accrued interest from June 1, 1997 to (but not including) June 20, 1997. The Underwriter, the Dealer and any other dealers that participate with the Underwriter in the distribution of the Class A-9 Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A-9 Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the "Securities Act").

  The Underwriting Agreement provides that the Seller and Prudential Insurance will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

  There will not be any market for the Class A-9 Certificates offered hereby prior to the offering thereof. The Underwriter intends to act as a market maker in the Class A-9 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Class A-9 Certificates will develop or, if such a market does develop, that it will provide holders of Class A-9 Certificates with liquidity of investment at any particular time or for the life of the Class A-9 Certificates. As a source of information concerning the Class A-9 Certificates and the Mortgage Loans, prospective investors may obtain copies of the reports included in monthly statements to Certificateholders described under "Description of Certificates-- Reports" in the Prospectus Supplement upon written request to the Trustee at the Corporate Trust Office.



                                     S1-24

                              ERISA CONSIDERATIONS

  As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on any person which is an employee benefit plan subject to Title I of ERISA and/or Code Section 4975 (each, an "ERISA Plan") or any person utilizing the assets of an ERISA Plan and on certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under federal, state or local laws ("Similar Law"), which are, to a material extent, similar to the foregoing sections of ERISA or the Code, on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by an ERISA Plan in the Class A-9 Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Class A-9 Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of PTE 83-1, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Class A-9 Certificates, see "ERISA Considerations" in the Prospectus.

  On October 17, 1989, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 89-89, 54 Fed. Reg. 42589 (the "Exemption"), from certain of the prohibited transaction rules of ERISA and corresponding provisions of Code Section 4975 with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the considerations and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Class A-9 Certificates by an ERISA Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A-9 Certificates is the condition that the ERISA Plan investing in the Class A-9 Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

  Before purchasing a Class A-9 Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A-9 Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A-9 Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

  The Class A-9 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-9 Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing a Class A-9 Certificate, as such Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in the Class A-9 Certificates. It should also be noted that certain states have enacted, or have proposed enacting, legislation limiting to



                                     S1-25
varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A-9 Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                 LEGAL MATTERS

  The validity of the Class A-9 Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriter by Brown & Wood LLP, New York, New York.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Class A-9 Certificates will be applied by the Seller to the purchase from an affiliate of the Class A-9 Certificates.

                                    RATINGS

  The Class A-9 Certificates have been rated "Aaa" by Moody's and "AAA" by Fitch. See "Ratings" in the Prospectus Supplement for a further discussion of the ratings of the Certificates. The ratings of Moody's and Fitch do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or the possibility that, as a result of prepayments, investors in the Class A-9 Certificates may fail to fully recoup their initial investment.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Seller with respect to the Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Class A-8 Certificates. PHMSC will provide or cause to be provided without charge to each person to whom this Supplement is delivered in connection with the offering of the Class A-9 Certificates, a list identifying all filings with respect to a Trust Estate pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Seller's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to the Class A-9 Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Seller should be directed to: The Prudential Home Mortgage Securities Company, Inc., 7470 New Technology Way, Frederick, Maryland 21703, telephone number (301) 624-1700.


                                     S1-26

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS IN CONNEC-TION WITH THE OFFER MADE BY THIS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-TATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITER. NEITHER THIS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS SUP-PLEMENT OR PROSPECTUS CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS SUPPLE-MENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SUCH SECURI-TIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                                --------------
                                     INDEX
                                   SUPPLEMENT

                                                                         PAGE
                                                                         -----
General.................................................................  S1-3
Risk Factors............................................................  S1-3
Additional Information..................................................  S1-6
Description of the Certificates.........................................  S1-6
Description of the Mortgage Loans.......................................  S1-7
Delinquency and Foreclosure Experience.................................. S1-15
Historical Prepayments.................................................. S1-20
Sensitivity of the Pre-Tax Yield to Maturity and Weighted Average Life
 of the Class A-9 Certificates.......................................... S1-21
Pooling and Servicing Agreement......................................... S1-22
Certain Federal Income Tax Consequences................................. S1-23
Underwriting............................................................ S1-24
Secondary Market........................................................ S1-24
ERISA Considerations.................................................... S1-25
Legal Investment........................................................ S1-25
Legal Matters........................................................... S1-26
Use of Proceeds......................................................... S1-26
Ratings................................................................. S1-26
Incorporation of Certain Information by Reference....................... S1-26
                             PROSPECTUS SUPPLEMENT
Table of Contents.......................................................   S-3
Summary Information.....................................................   S-4
Description of the Certificates.........................................  S-22
Description of the Mortgage Loans.......................................  S-46
Origination, Delinquency and Foreclosure Experience.....................  S-53
Prepayment and Yield Considerations.....................................  S-57
Pooling and Servicing Agreement.........................................  S-67
Federal Income Tax Considerations.......................................  S-69
ERISA Considerations....................................................  S-71
Legal Investment........................................................  S-72
Secondary Market........................................................  S-73
Underwriting............................................................  S-73
Legal Matters...........................................................  S-73
Use of Proceeds.........................................................  S-74
Ratings.................................................................  S-74
Index of Significant Prospectus Supplement Definitions..................  S-75
                                   PROSPECTUS
Reports.................................................................     2
Additional Information..................................................     2
Additional Detailed Information.........................................     2
Table of Contents.......................................................     3
Summary of Prospectus...................................................     7
The Trust Estates.......................................................    12
Description of the Certificates.........................................    22
Credit Support..........................................................    34
Prepayment and Yield Considerations.....................................    39
The Seller..............................................................    41
PHMC....................................................................    42
Use of Proceeds.........................................................    48
Servicing of the Mortgage Loans.........................................    48
The Pooling and Servicing Agreement.....................................    58
Certain Legal Aspects of the Mortgage Loans.............................    61
Certain Federal Income Tax Consequences.................................    67
ERISA Considerations....................................................    92
Legal Investment........................................................    96
Plan of Distribution....................................................    97
Legal Matters...........................................................    99
Rating..................................................................    99
Index of Significant Definitions........................................   100

                                --------------
UNTIL SEPTEMBER 17, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES DESCRIBED IN THIS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBU-TION, MAY BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
SELLER

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1993-59

VARIABLE RATE/1/
CLASS A-9 CERTIFICATES

/1/ON THE CLASS A-9 NOTIONAL AMOUNT

SALOMON BROTHERS INC

LAZARD FRERES & CO. LLC


SUPPLEMENT

DATED JUNE 17, 1997